Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Kevin Chamberlain,

Managing Director, Corporate Communications
(818) 224-7028

PennyMac Mortgage Investment Trust Reports Second Quarter 2010 Results

Calabasas, CA August 4, 2010 – PennyMac Mortgage Investment Trust (NYSE: PMT) today reported net income for the second quarter of 2010 of $8.2 million, or $0.48 per share, on total net investment income of $13.3 million.  In addition, the Board of Trustees of PMT has declared a cash dividend of $0.35 per common share of beneficial interest.  This dividend is payable August 31, 2010 to common shareholders of record on August 16, 2010.

During the second quarter of 2010, the Company invested $133 million in distressed mortgage assets, comprised of $97 million in nonperforming residential mortgage whole loans and $36 million in mortgage-backed securities.  The aggregate unpaid principal balance of the whole loan investments acquired in the second quarter totaled $195 million.  These investments bring the total fair value of PMT’s residential mortgage whole loans and residential mortgage-backed securities portfolio to $300 million as of June 30, 2010.  PMT also completed an investment in July, after the end of the second quarter, of $35 million in fair value of nonperforming whole loans.  The Company has also entered into transactions on two additional nonperforming whole loan investments expected to settle in August.  PMT’s investment in these pools is expected to total approximately $36 million.1

1
The pending transaction is subject to continuing due diligence and customary closing conditions and there can be no assurance that the committed amounts will ultimately be acquired or that the transactions will be completed at all.

During the quarter ended June 30, 2010, PMT recorded net investment income totaling $13.3 million.  The following is a summary of the Company’s net investment income for the quarter:

	Investment income
	Interest
	Coupon	Discount accrual	Total interest	Realized and unrealized gains (losses)	Total	Average balance
	(in thousands)
Short-term money market investment	$22	$—	$22	$—	$22	$64,353
Mortgage-backed securities:
Non-Agency Alt-A	303	265	568	(127)	441	23,026
Non-Agency subprime	45	536	581	(268)	313	34,265
Non-Agency prime jumbo	123	(5)	118	188	306	15,367
	471	796	1,267	(207)	1,060	72,658
Mortgage loans	1,912	—	1,912	9,994	11,906	181,340
	$2,405	$796	$3,201	$9,787	$12,988	$318,351

The Company’s mortgage loans had realized and unrealized gains totaling $10 million in the second quarter.  Of these gains, $6.8 million was realized through payoffs and sales, the result of collection on the loan balances at levels higher than their fair values.  The following is a breakdown of the realized and unrealized gains on mortgage loans for the second quarter:

(in thousands)
Payoffs	$6,789
Valuation changes	3,104
Sales	101
$9,994

In addition, PMT has begun financing certain of its investments with debt to add to its capacity for investment.   As of this date, the Company has utilized two repurchase facilities for a portion of its mortgage-backed securities and is currently in discussions with banks to obtain financing for nonperforming loans and REO properties.  PMT also continues to work toward a securitization and is targeting completion in the second half of 2010.  These activities, along with the cash flow generated from the Company’s investment portfolio, will allow the Company to continue pursuing additional investments.

Stanford L. Kurland, Chairman and Chief Executive Officer of PMT, stated, “Investment activity continues to remain strong.  We are encouraged by our results this quarter and believe our investments in the second quarter, as well as our early third quarter investments, will generate increasing net investment income in the future.  We have also introduced some modest leverage to the Company’s capital structure and continue to assess various financing strategies to expand our investing capacity and to enhance returns.

“The Company continues to see substantial volumes of attractive investments in distressed mortgage assets,” continued Mr. Kurland.  “We also see an attractive and growing opportunity for PMT in the correspondent originations market.  The Company continues to explore ways to finance its growth through various forms of additional debt financing and possible future equity offerings.  We are sensitive to the market conditions and the timing of any capital raise, which we will seek to coordinate with appropriate investment opportunities.”

Management’s recorded earnings call and slide presentation will be available in the Investor Relations section of the Company’s website at www.PennyMacMortgageInvestmentTrust.com beginning at 5:30 a.m. (PT) on Wednesday, August 4, 2010.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets.  PennyMac Mortgage Investment Trust trades on the New York Stock Exchange under the symbol "PMT" and is externally managed by PNMAC Capital Management, LLC, a wholly owned subsidiary of Private National Mortgage Acceptance Company, LLC.  Additional information about PennyMac Mortgage Investment Trust is available at www.pennymacmortgageinvestmenttrust.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:  changes in general business, economic, market and employment conditions from those expected; continued declines in residential real estate and disruption in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy our investment objectives and investment strategies; changes in our investment or operational objectives and strategies, including any new lines of business; the concentration of credit risks to which we are exposed; the availability, terms and deployment of short-term and long-term capital; unanticipated increases in financing and other costs, including a rise in interest rates; the performance, financial condition and liquidity of borrowers; increased rates of delinquency or decreased recovery rates on our investments; increased prepayments of the mortgage and other loans underlying our investments; changes in regulations or the occurrence of other events that impact the business, operation or prospects of government sponsored enterprises; changes in government support of homeownership; changes in governmental regulations, accounting treatment, tax rates and similar matters; and our ability to satisfy complex rules in order to qualify as a REIT for U.S. federal income tax purposes.  You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Cash	$22,514	$54
Short-term investment	18,197	213,628
Mortgage-backed securities at fair value	103,164	83,771
Mortgage loans at fair value	197,505	26,046
Real estate acquired in settlement of loans	13,241	—
Principal and interest collections receivable	10,554	—
Interest receivable	916	492
Due from affiliates	147	—
Other assets	4,240	455
Total assets	$370,478	$324,446

LIABILITIES
Accounts payable and accrued liabilities	$409	$527
Securities sold under agreements to repurchase	31,362	—
Contingent underwriting fees payable	5,883	5,883
Income taxes payable	1,653	—
Payable to affiliates	6,897	4,238
Total liabilities	46,204	10,648

Commitments and contingencies	—	—

SHAREHOLDERS’ EQUITY
Common shares of beneficial interest—authorized, 500,000,000 shares of $0.01 par value; issued and outstanding, 16,735,317 shares	167	167
Additional paid-in capital	316,585	315,514
Retained earnings (accumulated deficit)	7,522	(1,883)
Total shareholders’ equity	324,274	313,798
Total liabilities and shareholders’ equity	$370,478	$324,446

PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share data)
(unaudited)

	Quarter ended June 30, 2010	Six months ended June 30, 2010
Investment Income
Interest income:
Mortgage loans	$1,912	$3,163
Mortgage-backed securities	1,267	2,551
Short-term investment	22	66
	3,201	5,780
Gains (losses) on investments:
Mortgage loans	9,994	11,127
Mortgage-backed securities	(207)	(150)
	9,787	10,977

Operations of real estate acquired in settlement of loans	335	335
Other income	1	1
Net investment income	13,324	17,093

Expenses
Management fees	1,202	2,413
Compensation	836	1,639
Professional services	399	493
Insurance	200	397
Other	624	707
Total expenses	3,261	5,649
Income before provision for income taxes	10,063	11,444
Provision for income taxes	1,912	2,039
Net income	$8,151	$9,405
Earnings per share, basic and diluted
Basic	$0.49	$0.56
Diluted	$0.48	$0.55
Weighted average shares outstanding:
Basic	16,735,317	16,735,317
Diluted	17,106,527	17,106,527

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